Exhibit 4.1

CERTIFICATE #	NUMBER OF UNIT SUBSCRIPTION RIGHTS:
CUSIP:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED OCTOBER 30, 2025 AND THE BASE PROSPECTUS DATED AUGUST 4, 2025 (COLLECTIVELY, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (212) 929-5500 OR CALL TOLL-FREE AT (800) 322-2885 OR BY EMAIL AT AMPG@MACKENZIEPARTNERS.COM.

AMPLITECH GROUP, INC.

(Incorporated under the laws of the State of Nevada)

TRANSFERABLE UNIT SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing transferable subscription rights, each to purchase one Unit,

each Unit consisting of one share of Common Stock, one Series A Right and one Series B Right

Unit Subscription Price: $4.00

THE UNIT SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 10, 2025, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable unit subscription rights (“Unit Subscription Rights”) set forth above. Each Unit Subscription Right entitles the holder thereof to subscribe for and purchase one unit (“Unit”) of Amplitech Group, Inc., a Nevada corporation (the “Company”), subject to potential pro-rata adjustment due to the maximum Unit Subscription Rights limitation as set forth in the Prospectus, at a subscription price equal to $4.00 (the “Unit Subscription Price”), pursuant to the rights offering being conducted by the Company (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use Of Transferable Unit Subscription Rights Certificate” accompanying this Transferable Unit Subscription Rights Certificate. Each Unit consists of one share of common stock, one series A right (“Series A Right”) and one series B right (“Series B Right” and, collectively, with the Series A Right, the “Series Rights”). Each Series Right will be exercisable for one share of our common stock, at an exercise price equal to (i) in the case of the Series A Right, $5.00, and (ii) in the case of the Series B Right, $6.00.

Each Unit Subscription Right consists of a basic subscription right and an oversubscription privilege. If you exercise your basic subscription rights in full, and any portion of the Units remain available under the Unit Subscription Rights Offering that are not purchased by other holders of Unit Subscription Rights pursuant to the exercise of their basic rights, you will be entitled to an oversubscription privilege to purchase a portion of the unsubscribed units at the Unit Subscription Price, subject to proration and ownership limitations, as described in the Prospectus Supplement. The Unit Subscription Rights represented by this Transferable Unit Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the Unit Subscription Price for each unit in accordance with the instructions provided herein. If the Company is unable to issue the subscriber the full number of Units requested, the Escrow Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction.

This Unit Subscription Rights Certificate is not valid unless countersigned by Vstock Transfer, LLC, the Subscription Agent.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

Countersigned and Registered

By:
Chief Executive Officer		Vstock Transfer, LLC

Chief Financial Officer

DELIVERY OPTIONS FOR TRANSFERABLE UNIT SUBSCRIPTION RIGHTS CERTIFICATE

If delivering by hand: VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598	If delivering by mail or overnight courier: VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598

DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

You have been allocated a maximum number of Units shown on this Transferable Unit Subscription Rights Certificate, subject to potential prorata adjustment due to the maximum Unit Subscription Rights limitation as set forth in the Prospectus. To subscribe for Units pursuant to your basic subscription right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your oversubscription privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Units than you are entitled under either the basic subscription right, subject to aggregate Unit issuance limitations and pro-rata adjustments, or the oversubscription privilege, you will be deemed to have elected to purchase the maximum number of Units for which you are entitled to subscribe under the basic subscription right or the oversubscription privilege, as applicable.

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I subscribe for _________________	Units x $4.00	= $_________
(Number of Units)	(Unit Subscription Price)	(amount)*

(b)	EXERCISE OF OVERSUBSCRIPTION PRIVILEGE:

If you have exercised your basic subscription right in full and wish to subscribe for additional units pursuant to your oversubscription privilege:

I subscribe for _________________	Units x $4.00	= $_________
(Number of Units)	(Unit Subscription Price)	(amount)*

(c)	Total Amount of Payment (lines (a) plus (b)) = $ _________________

METHOD OF PAYMENT

Wire transfer of immediately available funds directly to the escrow account maintained by Citizens Bank, N.A., a national banking association acting through its Institutional Services Group located at 1 Citizens Drive, Riverside, RI 02915, as Escrow Agent, on our behalf for purposes of accepting subscriptions in this rights offering at:__________Bank; ABA #_________; Acct #________________; Reference: Amplitech Group, Inc.

FORM 2-DELIVERY TO DIFFERENT ADDRESS (CHECK APPLICABLE BOX AND PROVIDE ALL REQUIRED INFORMATION)

If you wish for the securities underlying your Unit Subscription Rights to be delivered to an address different from that shown on the face of this Transferable Unit Subscription Rights Certificate, please complete below, sign under Form 4 and have your signature guaranteed under Form 5.

☐	To the following alternate address:

(including zip code)

☐	To the following DWAC Account Number.

DTC number:	_________________________________________________________
Account name:	_________________________________________________________
Account number:	_________________________________________________________

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, TOLL-FREE AT (800) 322-2885 OR BY EMAIL AT AMPG@MACKENZIEPARTNERS.COM.

FORM 3-TRANSFER TO DESIGNATED TRANSFEREE	FORM 4-SIGNATURE	FORM 5-SIGNATURE GUARANTEE
To transfer your Unit Subscription Rights to another person, complete this Form 3, sign under Form 4 and have your signature guaranteed under Form 5. For value received of the Units represented by this Unit Subscription Rights Certificate are assigned to (you must obtain a MEDALLION SIGNATURE GUARANTEE.):

TO SUBSCRIBE: I acknowledge that I have received and carefully read the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of units indicated above on the terms and conditions specified in the Prospectus.

This form must be completed if you have completed any portion of Form 2 and/or Form 3. Signature Guaranteed: __________________ (Name of Bank or Firm)
	Signature(s):____________________	By:_________________________________
(Signature of Officer)

Name: ___________________________________ (Please Print) Address:__________________________________ (Include Zip Code)	IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Unit Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.	IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

(Tax Identification or Social Security No.)

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, TOLL-FREE AT (800) 322-2885OR BY EMAIL AT AMPG@MACKENZIEPARTNERS.COM.